                                                                      EXHIBIT 25


                          SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON,  D. C.  20549
                              __________________________

                                      FORM  T-1

                               STATEMENT OF ELIGIBILITY
                       UNDER THE TRUST INDENTURE ACT OF 1939 OF
                      A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                              __________________________

                         CHECK IF AN APPLICATION TO DETERMINE
                        ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              Section 305(b)(2) _______
                              __________________________

                       UNITED STATES TRUST COMPANY OF NEW YORK
                 (Exact name of trustee as specified in its charter)

    New York                                               13-3818954
    (Jurisdiction of incorporation                    (I. R. S. Employer
    if not a U. S. national bank)                     Identification No.)

    114 West 47th Street                                   10036-1532
    New York,  New York                                    (Zip Code)
    (Address of principal
    executive offices)

                              __________________________
                       Roller Bearing Company of America, Inc.
                 (Exact name of OBLIGOR as specified in its charter)

    Delaware                                               13-3426227
    (State or other jurisdiction of                   (I. R. S. Employer
    incorporation or organization)                    Identification No.)

                              __________________________
                       Industrial Tectonics Bearing Corporation
                 (Exact name of OBLIGOR as specified in its charter)

              Delaware                                     95-4284623
    (State or other jurisdiction of                   (I. R. S. Employer
    incorporation or organization)                    Identification No.)

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                                        - 2 -



                              __________________________
                         RBC Linear Precision Products, Inc.
                 (Exact name of OBLIGOR as specified in its charter)

              Delaware                           06-1465144
    (State or other jurisdiction of         (I. R. S. Employer
    incorporation or organization)          Identification No.)

                              __________________________
                               RBC Nice Bearings, Inc.
                 (Exact name of OBLIGOR as specified in its charter)


              Delaware                           06-1472609
    (State or other jurisdiction of         (I. R. S. Employer
    incorporation or organization)          Identification No.)

         60 Round Hill Road                        06430
         Fairfield, Connecticut                  (Zip code)
    (Address of principal executive offices)

                              __________________________
                      9 5/8% Senior Subordinated Notes due 2007
                          (Title of the indenture securities)

 ______________________________________________________________________________
 ______________________________________________________________________________

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                                        - 3 -


                                       GENERAL


1.  GENERAL INFORMATION

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Federal Reserve Bank of New York (2nd District), New York, New York
              (Board of Governors of the Federal Reserve System)
         Federal Deposit Insurance Corporation, Washington, D.C.
         New York State Banking Department, Albany, New York

    (b)  Whether it is authorized to exercise corporate trust powers.

              The trustee is authorized to exercise corporate trust powers.

2.  AFFILIATIONS WITH THE OBLIGOR

    If the obligor is an affiliate of the trustee, describe each such affiliation.

              None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

    The obligor currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16. LIST OF EXHIBITS

    T-1.1     --   Organization Certificate, as amended, issued by the State of
                   New York Banking Department to transact business as a Trust
                   Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                   33-97056).

    T-1.2     --   Included in Exhibit T-1.1.


    T-1.3     --   Included in Exhibit T-1.1.

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                                        - 4 -

16. LIST OF EXHIBITS
    (CONT'D)

    T-1.4     --   The By-Laws of United States Trust Company of New York, as
                   amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                   33-97056).

    T-1.6     --   The consent of the trustee required by Section 321(b) of the
                   Trust Indenture Act of 1939, as amended by the Trust
                   Indenture Reform Act of 1990.

    T-1.7     --   A copy of the latest report of condition of the trustee
                   pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of August 4, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                                  __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 5th day of August 1997.

UNITED STATES TRUST COMPANY
    OF NEW YORK, Trustee

By: /s/ James E. Logan
   -------------------------
    James E. Logan
    Vice President

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                                                      EXHIBIT T-1.6

          The consent of the trustee required by Section 321(b) of the Act.

                       United States Trust Company of New York
                                 114 West 47th Street
                                 New York, NY  10036



September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
    OF NEW YORK


    /s/ Gerard F. Ganey
    ---------------------------
By: Gerard F. Ganey
    Senior Vice President

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                                                                   EXHIBIT T-1.7

                       UNITED STATES TRUST COMPANY OF NEW YORK
                         CONSOLIDATED STATEMENT OF CONDITION
                                    MARCH 31, 1997
                                    --------------
                                    (IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                         $      59,856

Short-Term Investments                                                213,333

Securities, Available for Sale                                        968,413

Loans                                                               1,370,272
Less:  Allowance for Credit Losses                                     13,614
                                                                  -----------
    Net Loans                                                       1,356,658
Premises and Equipment                                                 61,183
Other Assets                                                          125,938
                                                                  -----------
    TOTAL ASSETS                                                   $2,785,381
                                                                  -----------
                                                                  -----------

LIABILITIES
-----------
Deposits:
    Non-Interest Bearing                                         $    480,539
    Interest Bearing                                                1,738,130
                                                                  -----------
       Total Deposits
                                                                    2,218,669

Short-Term Credit Facilities 271,567
Accounts Payable and Accrued Liabilities                              131,642
                                                                  -----------
    TOTAL LIABILITIES                                              $2,621,878
                                                                  -----------
                                                                  -----------

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                           14,995
Capital Surplus                                                        42,541
Retained Earnings                                                     101,577
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes                                  (2,610)
                                                                  -----------
TOTAL STOCKHOLDER'S EQUITY                                            163,503
                                                                  -----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                          $2,785,381
                                                                  -----------
                                                                  -----------

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

June 22, 1997